As filed with the Securities and Exchange Commission on March 15, 2002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 15, 2002

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23006 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)

3120 Scott Boulevard, Santa Clara, CA (Address of Principal Executive Offices)	95054 (Zip Code)

408/986-4300
(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Bruce Alan Mann, Esq.
Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105

Item 5.                                   OTHER EVENTS.

The press release of DSP Group, Inc., dated March 15, 2002, attached and filed herewith as Exhibit 99.1, is incorporated herein by reference.  The press release confirmed that DSP Group and Parthus Technologies plc were in preliminary discussions regarding a potential combination of Parthus’ business and DSP Group’s intellectual property licensing business.

Item 7.                                   FINANCIAL STATEMENTS AND EXHIBITS.

c.  Exhibits

Exhibit No.	Description

99.1	Press release of DSP Group, Inc., dated March 15, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: March 15, 2002	By:	/s/ Moshe Zelnik
Moshe Zelnik
Vice President, Finance,
Chief Financial Officer
and Secretary